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                                                                 EXHIBIT (23)(B)
                          CONSENT OF KPMG PEAT MARWICK
BOARD OF DIRECTORS
FIRST UNION CORPORATION
     We consent to the incorporation by reference in this Registration Statement on Form S-4 of First Union Corporation of our report on the consolidated financial statements included in the 1993 Annual Report to Stockholders which is incorporated by reference in the 1993 Form 10-K of BancFlorida Financial Corporation and to the reference to our firm under the heading "Experts" in the Prospectus/Proxy Statement.
                                         KPMG PEAT MARWICK
Tampa, Florida
April 12, 1994